EXHIBIT 21

SUBSIDIARIES OF REGISTRANT

Per item 601(b)(21)(ii) of Regulation S-K, names of particular subsidiaries may be omitted if the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of October 31, 2010. Significant subsidiaries are defined in Rule 1-02(w) of Regulation S-X.

Incorporated or Organized
Name of Subsidiary	Under Laws of

United States:
American Flange & Manufacturing Co. Inc.	Delaware
Greif Packaging LLC	Delaware
Greif Receivables Funding LLC	Delaware
Soterra LLC	Delaware
Greif USA LLC	Delaware
STA Timber LLC	Delaware
Olympic Oil, Ltd.	Illinois
Trilla Steel Drum Corporation	Illinois
Trilla-St. Louis Corporation	Illinois
Delta Petroleum Company Inc.	Louisiana
Greif U.S. Holdings, Inc.	Nevada
Box Board Products, Inc.	North Carolina
Southline Metal Products Company	Texas
Container Lifecycle Management LLC	Delaware
Storsack Inc	Texas
International:
Greif Algeria Spa	Algeria
Greif Argentina S.A.	Argentina
Austro Fass Vertriebs GmbH	Austria
Storsack Austria GES.m.b.H	Austria
Greif Coordination Center BVBA	Belgium
Greif Packaging Belgium NV	Belgium
Greif Insurance Company Limited	Bermuda
Greif Embalagens Industrialis Do Brasil Ltda	Brazil
Greif Embalagens Industrialis Do Amazonas Ltda	Brazil
Cimplast Embalagens Importacao, Exportacao E. Comercio S.A	Brazil
Greif Brasil Participacoes Ltda	Brazil
Plimax Industria de Embalagens Plasticas Ltda	Brazil
Greif Bros. Canada Inc.	Canada
Vulsay Industries Ltd.	Canada
Greif Chile S.A.	Chile
Greif (Shanghai) Packaging Co. Ltd.	China
Greif (Ningbo) Packaging Co., Ltd.	China
Greif (Taicang) Packaging Co Ltd.	China
Greif China Holding Company Ltd. (Hong Kong)	China
Greif Huizhou Packaging Co. Ltd.	China
Greif Tianjin Packaging Co., LTD	China
Greif Shenzen Packaging Co Ltd.	China
Unsa Hangzhou Packaging Manufacturing Co. Ltd. (China)	China
Greif Columbia S.A.	Columbia
Greif Costa Rica S.A.	Costa Rica
Greif Czech Republic a.s.	Czech Republic
Greif Denmark A/S	Denmark
Greif Packaging Denmark A/S	Denmark
Greif Egypt LLC	Egypt
Greif France SAS	France

Incorporated or Organized
Name of Subsidiary	Under Laws of

Greif France Holdings SAS	France
Greif Packaging France Investments SAS	France
Storsack France SAS	France
Storsack International GmbH	Germany
Storsack Holding GmbH	Germany
Storsack Germany GmbH & Co. KG	Germany
Greif Germany GmbH	Germany
Greif Hellas AE	Greece
Greif Hungary Kft	Hungary
Greif Italia SpA	Italy
Greif Malaysia Sdn Bhd	Malaysia
Greif Packaging (East Coast) Sdn Bhd	Malaysia
Greif Mexico, S.A. de C.V.	Mexico
Greif Packaging Morocco S.A.	Morocco
Greif Brazil Holding B.V.	Netherlands
Greif International Holding BV.	Netherlands
Emballagefabrieken Verma B.V.	Netherlands
Greif Finance B.V.	Netherlands
Greif Nederland B.V.	Netherlands
Pinwheel Asset Holding B.V.	Netherlands
Pinwheel Trading Holding B.V.	Netherlands
Ligtermoet B.V.	Netherlands
Pinwheel TH Netherlands B.V.	Netherlands
Greif Norway AS	Norway
Greif Holding Poland Sp Zoo	Poland
Greif Portugal, Lda.	Portugal
Storsack Romania N.E. SRL	Romania
Greif Upakovka CJSC	Russia
Greif Perm LLC	Russia
Greif Volga-Don LLC	Russia
Greif Vologda LLC	Russia
Greif Angarsk LLC	Russia
Bipol Co Ltd.	Russia
Greif Saudi Arabia Ltd.	Saudi Arabia
Greif Eastern Packaging Pte. Ltd.	Singapore
Greif Singapore Pte Ltd	Singapore
Greif South Africa Pty Ltd	South Africa
Greif Spain Holdings, SL	Spain
Greif Packaging Spain SA	Spain
Greif Investments S.A.	Spain
Greif Packaging Spain Holdings SL	Spain
Greif Sweden AB	Sweden
Greif Sweden Holding AB	Sweden
Greif Packaging Sweden AB	Sweden
Greif Hua I Taiwan Co., Ltd	Taiwan
Greif Mimaysan Ambalaj Sanayi AS	Turkey
Unsa Ambalaj Sanayi Ve Ticaret Anonim Sirketi	Turkey
Sunjut Suni Jut Sanayi ve Ticaret A.S.	Turkey
Storsack Ukraine LLC	Ukraine
Greif Horizon LLC	United Arab Emirates
Greif UK Holding Ltd.	United Kingdom
Greif UK Ltd.	United Kingdom
Storsack UK Ltd.	United Kingdom
Greif Venezuela, C.A.	Venezuela